UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on May 9, 2018, Nicholas Bates, Vice President and Chief Financial Officer of Liberty Tax, Inc. (the ‟Company”), provided notice of his resignation, effective at a mutually agreed-upon last day of employment, to Nicole Ossenfort, the Company’s President and Chief Executive Officer.  Subsequently, on May 15, 2018, the Company and Mr. Bates agreed that his resignation would be effective on June 15, 2018, following the anticipated filing of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2017 and January 31, 2018.

As agreed between the Company and Mr. Bates on May 15, 2018, Mr. Bates, as Chief Financial Officer of the Company through June 15, 2018, will continue to be responsible for the Company’s financial reporting and the preparation and filing of the Company’s Forms 10-Q referenced above, but, during this period, will not be involved in discussions concerning budgets or strategic issues.  Upon Mr. Bates’ termination of employment, the Company will pay him 12 months base salary ($300,000) as severance, and for the 12 month period following such termination, provide him with the medical benefits outlined in his employment contract.  In addition, upon termination of his employment, Mr. Bates will receive the value of one-third of his outstanding restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: May 21, 2018	By: /s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer